EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                         RUSSELL-STANLEY HOLDINGS, INC.

                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                   FIRST: The name of the Corporation is Russell-Stanley Holdings, Inc.

                   SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

                   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                   FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 3,000,000 shares of Common Stock, par value $0.01 per share.

                   FIFTH: The name of the sole incorporator is Nicole M. Lassiter, and her address is 425 Lexington Avenue, New York City, New York 10017-3954.

                   SIXTH: The Board of Directors of the Corporation, acting by majority vote, may adopt, amend or repeal the By-Laws of the Corporation.

                  SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                   IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on July 2, 1997.

                                                     /S/ NICOLE M. LASSITER
                                                      Nicole M. Lassiter
                                                      Incorporator